UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 2018

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant’s telephone number, including area code

___________________________________________
(Former Name, if Changed Since Last Report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement and Restructuring Agreement

On July 19, 2018, Aeon Global Health Corp. (the “Company”) entered into a Settlement and Restructuring Agreement (the “Agreement”) with Peachstate Health Management, LLC (“Peachstate”), its wholly-owned subsidiary, and the former members of Peachstate included in the Agreement (the “Former Members”), including its chief executive officer, Hanif A. Roshan. Pursuant to the Agreement, the parties agreed to, among other things, resolve certain disagreements among themselves relating to the interpretation of certain provisions of the Amended and Restated Agreement and Plan of Merger dated as of January 26, 2016, and as subsequently amended (the “Merger Agreement”) pursuant to which Peachstate became a wholly-owned subsidiary of the Company (the “Merger”).

The Merger Agreement included, among other things, certain earnout consideration (the “Earnout”) and the assumption of certain liabilities. The Earnout required the achievement of certain EBITDA levels that were automatically adjusted upon the change of reimbursement rates adopted by the Centers for Medicare and Medicaid Services. Upon achievement of the EBITDA level for the three calendar years ending December 31, 2018 (“2018 Earnout”), the Former Members would receive additional shares of the Company’s Common Stock so that the total number of shares of the Company’s Common Stock issued to the Former Members pursuant to the Merger Agreement would equal 85% of the issued and outstanding shares of the Company’s Common Stock on a post-issuance and fully-diluted (as defined in the Merger Agreement) basis. In addition, the Merger Agreement provided that upon achievement of the EBITDA level for the four calendar years ending December 31, 2019 (“2019 Earnout”), the Former Members would receive additional shares of the Company’s Common Stock so that the total number of shares of the Company’s Common Stock issued to them pursuant to the Merger Agreement would equal 90% of the issued and outstanding shares of the Company’s Common Stock on a post-issuance and fully-diluted (as defined in the Merger Agreement) basis. The Former Members were also granted certain registration rights pursuant to the Merger Agreement (the “Registration Rights”), which remain outstanding. Achievement of the maximum amount of Earnout would have resulted in the issuance of over 70,000,000 shares of the Company’s Common Stock.

Subsequently, in connection with the Merger, the parties expressed differences of opinion on the interpretation of certain provisions of the Merger Agreement, the calculation of the number of shares of Common Stock issued pursuant to the initial tranches of the Earnout under the Merger Agreement, and the assumption of income tax liabilities for undistributed income earned by Peachstate prior to the Merger. The Company has also incurred negative cash flow for the calendar years 2016 and 2017, necessitating the loan of approximately $760,000 by the Company’s chief executive officer in addition to an amount of $591,613, including accrued interest, previously loaned by an entity owned by certain of the former members of Peachstate (collectively the “Loans”), which Loans have been extended on multiple occasions. The Loans are due and payable on March 20, 2019 and are convertible into Common Stock at $1.20 per share (currently 1,126,235 shares). In addition, the Chief Executive Officer and certain of the former members of Peachstate reduced their cash compensation as employees to zero and have been accepting restricted stock units of the Company as sole compensation.

The Company, Peachstate and the Former Members reached an agreement to resolve these matters and entered into the Agreement in order to: (i) provide a source of working capital to the Company to sustain operations and reduce the additional dilution which could have been caused by the conversion of the Loans; (ii) remove the uncertainty as to the number of shares which may be issued pursuant to the 2018 and 2019 Earnouts by replacing percentages with fixed share amounts; (iii) agree that all share calculations for the Earnouts are to be based on actual shares outstanding rather than on a “fully-diluted” basis to provide additional certainty and reduce the potential issuances on account of the Merger from approximately 70,000,000 shares of Common Stock to approximately 11,000,000 shares of Common Stock; (iv) provide clarity as to the relationship between the 2018 Earnout and 2019 Earnout; (v) reduce the maximum percentage ownership of the former members of Peachstate; (vi) avoid the expense of a demand registration statement; and (vii) otherwise resolve all outstanding disagreements among the parties arising out of the Merger Agreement.

As a condition to the effectiveness of the Agreement, the parties agreed to restructure the Loans to exchange the existing notes held by such persons for a new senior credit instrument pursuant to which the lenders would provide up to $2.0 million of credit to Company (the “Note Restructuring Transaction”). A summary of the Note Restructuring Transaction is set forth below.

The parties also resolved all interpretative issues relating to the Merger Agreement and clarified the amount and terms of the Earnouts as described below.

With respect to the 2018 Earnout, the parties agreed that the 2018 Earnout, as adjusted according to the Merger Agreement, shall be $21,483,749 of EBITDA for the three calendar years ending December 31, 2018. If the 2018 Earnout target is achieved, then on October 1, 2019, subject to the completion of the audited financial statements of Peachstate for the calendar year ending December 31, 2018, the Company shall issue the Former Members a fixed amount of 3,000,000 shares of the Company’s Common Stock; provided, however, that if Peachstate does not achieve the 2018 Earnout target, but achieves EBITDA for the three calendar years ending December 31, 2018 of at least 75% of the 2018 Earnout target, then on October 1, 2019, subject to the completion of the audited financial statements of Peachstate for the calendar year ending December 31, 2018, the Company shall issue the Former Members a fixed amount of 2,250,000 shares of the Company’s Common Stock.

With respect to the 2019 Earnout, the parties agreed that the 2019 Earnout, as adjusted according to the Merger Agreement, shall be $32,600,530 of EBITDA for the four calendar years ending December 31, 2019. If the 2019 Earnout target is achieved, then within three business days following the completion of the audited financial statements of Peachstate for the calendar year ending December 31, 2019, the Company shall issue the Former Members a fixed amount of 4,000,000 shares of the Company’s Common Stock. If Peachstate fails to achieve the 2019 Earnout target, but achieves EBITDA for the four calendar years ending December 31, 2019 of at least 75% of the 2019 Earnout target, then within three business days following the completion of the audited financial statements of Peachstate for the calendar year ending December 31, 2019, the Company shall issue the Former Members a fixed amount of 3,000,000 shares of the Company’s Common Stock.

The parties also agreed that if the 2019 Earnout target is achieved the Former Members would be entitled to an “earnout credit” equal to the amount by which such target is exceeded. If Peachstate did not achieve the 2018 Earnout target (or the adjusted 2018 Earnout target), the earnout credit would be applied to Peachstate’s EBITDA for the 2018 Earnout and then the determination of whether the 2018 Earnout was achieved (at either the full or the 75% level) will be recomputed. If the addition of the earnout credit results in Peachstate’s achieving the 2018 Earnout (at either level) then a number of additional shares of Common Stock shall be issued to the Former Members in accordance with the terms of the Settlement Agreement.

The Company also agreed that in consideration of the restructuring of the consideration due to the Former Members under the Merger Agreement, it shall issue an aggregate of 2,500,000 shares of the Company’s Common Stock to the Former Members. Such additional shares shall be issued to the Former Members pro rata based on their respective percentage ownership of Peachstate prior to the Merger and shall be deemed earned and issued on February 28, 2019.

As additional consideration to the Company under the Agreement, the Former Members agreed: (i) to relinquish all demand registration rights; (ii) that the arrangements set forth in the Agreement fully resolved any and all claims arising out of the Merger Agreement and the transactions contemplated thereby; and (iii) to a general release of claims as against the Company.

Note Restructuring Transaction

As a condition to the effectiveness of the Agreement, the parties further agreed to restructure the loans previously made to the Company by Mr. Roshan and Optimum Ventures, LLC, an entity affiliated by ownership with the former members of Peachstate Health Management, LLC (together, the “Lenders”) and to exchange the existing notes held by such persons for a new senior credit instrument pursuant to which they will provide up to $2.0 million of credit to Company (the “Note Restructuring Transaction”). In the Note Restructuring Transaction, the Company entered into a note exchange agreement dated July 19, 2018 (the “Exchange Agreement”), with the Lenders, who collectively held senior secured convertible notes in the aggregate principal amount of $1,351,482 (the “Original Notes”).

Pursuant to the Exchange Agreement, the Company agreed to issue the Lenders new senior secured grid notes in the aggregate principal amount of $2.0 million (the “Grid Notes”) in consideration of the cancellation of their Original Notes. The Grid Notes are structured to provide the Company with a credit facility pursuant to which it can borrow, pay, and re-borrow any portion of the maximum principal amount of credit available under these instruments. The Grid Notes are senior, secured obligations and are not convertible into any equity securities of the Company. The Grid Notes bear interest at the rate of 7.5% per annum with interest payable upon maturity or sooner in accordance with the prepayment mechanism of the Grid Notes. The maturity date of the Grid Notes is June 30, 2020.

Subject to certain exceptions, the Grid Notes are on parity with an outstanding principal amount of $1,698,169 of other senior secured convertible notes (the “Senior Convertible Notes”) and, subject to certain exceptions, are senior to other existing and future indebtedness of the Company and, together with the Senior Convertible Notes, will be secured by a first priority lien on all of the Company’s assets to the extent and as provided in a Security Agreement entered into between the Company, the Lenders and the holders of the Senior Convertible Notes (the “Convertible Note Holders”). The Grid Notes contain customary covenants against incurring additional indebtedness and granting additional liens and contains customary events of default, which terms are substantially the same as the corresponding provisions of the Original Notes. Upon the occurrence of an event of default under the Grid Notes, the Lenders may require the Company to repay all or a portion of the note in cash, at a price equal to 110% of the principal, plus accrued and unpaid interest.

The Grid Notes are being issued in consideration of the exchange of (i) an aggregate principal amount of $759,869 of Original Notes held by Mr. Roshan and (ii) an aggregate principal amount of $591,613 of Original Notes held by Optimum Ventures, LLC. Upon the closing, a Grid Note was issued to each of the Lenders in a maximum principal amount based on the relative percentages of the Original Notes that were held by them. The maximum principal amount under the Grid Note issued to Mr. Roshan is $1,100,000 and the maximum principal amount under the Grid Note issued to Optimum is $900,000. Each Grid Note issued also reflects an outstanding principal amount equal to the sum of the aggregate principal amount of the Original Notes held by each Lender, plus the accrued but unpaid interest thereon. The closing of the Note Restructuring Transaction occurred on July 19, 2018.

In connection with the Note Restructuring Transaction, the Company entered into a consent and amendment agreement with the Convertible Note Holders (the “Consent Agreement”) to obtain their consent to the issuance of the Grid Notes on the terms described above. In consideration thereof, the Company and Convertible Note Holders also agreed to extend the maturity date of the Senior Convertible Notes for a period of one year to March 20, 2020 and to modify the redemption mechanism of such instruments by increasing the duration of the redemption notice period defined in the Senior Convertible Notes. In addition, the Company, the Lenders and Convertible Note Holders entered into an amendment to the Amended and Restated Security Agreement entered into as of March 20, 2017, as previously amended (the “Security Agreement”), to provide that the Grid Notes shall be secured by the collateral defined in such earlier Security Agreement.

The foregoing summary does not purport to be a complete description of the terms of the Settlement and Restructuring Agreement, Exchange Agreement, Consent Agreement, Security Agreement or the Grid Notes and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K regarding the Note Restructuring Transaction is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offers and sales of the securities pursuant to the Settlement and Restructuring Agreement and Exchange Agreement have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof. These securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Exhibit Title or Description
4.1	Form of Grid Note
10.1	Form of Settlement and Restructuring Agreement
10.2	Form of Note Exchange Agreement
10.3	Form of Consent and Amendment Agreement
10.4	Form of Amendment to Amended and Restated Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEON GLOBAL HEALTH CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: July 24, 2018

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Grid Note
10.1	Form of Settlement and Restructuring Agreement
10.2	Form of Note Exchange Agreement
10.3	Form of Consent and Amendment Agreement
10.4	Form of Amendment to Amended and Restated Security Agreement